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                                                                   EXHIBIT 10.1




                               PURCHASE AGREEMENT




                                  BY AND AMONG




                            SENECA FOODS CORPORATION




                                 (THE "BUYER"),




                       CHIQUITA BRANDS INTERNATIONAL, INC.




                                   ("PARENT"),




                                       AND




                             FRIDAY HOLDINGS, L.L.C.




                                 (THE "SELLER")





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




                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

1.       Definitions..............................................................................................1
         -----------
2.       Purchase and Sale........................................................................................7
         -----------------
                  (a)    Basic Transaction........................................................................7
                         -----------------
                  (b)    Purchase Price...........................................................................7
                         --------------
                  (c)    The Closing..............................................................................7
                         -----------
                  (d)    Deliveries at the Closing................................................................7
                         -------------------------
3.       Representations and Warranties of Parent.................................................................8
         ----------------------------------------
                  (a)    Organization of Parent...................................................................8
                         ----------------------
                  (b)    Authorization of Transaction.............................................................8
                         ----------------------------
                  (c)    Noncontravention.........................................................................8
                         ----------------
                  (d)    Brokers' Fees............................................................................8
                         -------------
4.       Representations and Warranties of the Seller and Parent..................................................8
         -------------------------------------------------------
                  (a)    Organization, Qualification, and Corporate Power.........................................8
                         ------------------------------------------------
                  (b)    Noncontravention.........................................................................9
                         ----------------
                  (c)    Broker's Fees............................................................................9
                         -------------
                  (d)    Title to Membership Interests and Assets.................................................9
                         ----------------------------------------
                  (e)    Subsidiaries.  ..........................................................................9
                         ------------
                  (f)    Financial Statements....................................................................10
                         --------------------
                  (h)    Absence of Change or Event..............................................................10
                         --------------------------
                  (i)    Legal Compliance .......................................................................11
                         ----------------
                  (j)    Tax Matters.............................................................................11
                         ------------
                  (k)    Real Property...........................................................................12
                         -------------
                  (l)    Intellectual Property...................................................................13
                         ---------------------
                  (m)    Contracts...............................................................................13
                         ---------
                  (n)    Litigation..............................................................................14
                         ----------
                  (o)    Employee Matters........................................................................14
                         ----------------
                  (p)    Environmental Matters...................................................................18
                         ---------------------
                  (q)    Certain Relationships with the Company..................................................20
                         --------------------------------------
                  (r)    Suppliers...............................................................................20
                         ---------
                  (s)    Inventories.............................................................................20
                         -----------
                  (t)    Insurance...............................................................................21
                         ---------
                  (u)    Securities Law Matters..................................................................21
                         ----------------------
5.       Representations and Warranties of the Buyer.............................................................21
         -------------------------------------------
                  (a)    Organization of the Buyer...............................................................21
                         -------------------------
                  (b)    Authorization of Transaction............................................................21
                         ----------------------------
                  (c)    Noncontravention........................................................................22
                         ----------------
                  (e)    Capital Stock...........................................................................22
                         -------------
                  (f)    Reports and Financial Statements........................................................23
                         --------------------------------
                  (g)    No Violation of Law.....................................................................23
                         -------------------
                  (h)    Absence of Certain Changes or Events....................................................23
                         ------------------------------------
                  (i)    Investigations; Litigation..............................................................23
                         --------------------------
                  (j)    No Required Vote of Shareholders........................................................24
                         --------------------------------
                  (k)    Material Contracts......................................................................24
                         ------------------

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

                  (l)    Takeover Statute........................................................................24
                         ----------------
                  (m)    Transactions With Affiliates............................................................24
                         ----------------------------
                  (n)    Securities Law Matters..................................................................24
                         ----------------------
6.       Pre-Closing Covenants...................................................................................25
         ---------------------
                  (a)    General.................................................................................25
                         -------
                  (b)    Notices and Consents....................................................................25
                         --------------------
                  (c)    Operation of Business...................................................................25
                         ---------------------
                  (d)    Access..................................................................................27
                         ------
                  (e)    Supplements to Disclosure Schedule......................................................28
                         ----------------------------------
                  (f)    No Solicitation.........................................................................28
                         ---------------
                  (g)    Pre-Closing Transactions................................................................28
                         ------------------------
                  (h)    Tax Matters.............................................................................28
                         -----------
                  (i)    Tax Treatment of Transaction............................................................29
                         ----------------------------
                  (j)    Distribution from Master Pension Benefit Trust..........................................29
                         ----------------------------------------------
                  (k)    Physical Inventory......................................................................29
                         ------------------
                  (l)    Pack Agreement..........................................................................29
                         --------------
7.       Post-Closing Covenants..................................................................................29
         ----------------------
                  (a)    General.................................................................................29
                         -------
                  (b)    Litigation Support; Business Records....................................................30
                         ------------------------------------
                  (c)    Insurance...............................................................................30
                         ---------
                  (d)    Use of "Chiquita" Trademark.............................................................31
                         ---------------------------
8.       Conditions to Obligation to Close.......................................................................31
         ---------------------------------
                  (a)    Conditions to Obligation of the Buyer...................................................31
                         -------------------------------------
                  (b)    Conditions to Obligation of the Parent and Seller.......................................32
                         -------------------------------------------------
9.       Survival of Representations, Warranties and Covenants; Indemnification..................................33
         ----------------------------------------------------------------------
                  (a)    Representations, Warranties and Covenants...............................................33
                         -----------------------------------------
                  (b)    Indemnification by the Seller and Parent................................................33
                         ----------------------------------------
                  (c)    Indemnification by the Buyer............................................................34
                         ----------------------------
                  (d)    Procedure for Claims By Third Parties...................................................34
                         -------------------------------------
                  (e)    Procedure for Claims Between the Parties................................................35
                         ----------------------------------------
                  (f)    Exclusive Remedy........................................................................36
                         ----------------
                  (g)    Limits on Indemnification...............................................................36
                         -------------------------
10.      Tax Indemnification and Allocation......................................................................37
         ----------------------------------
                  (a)    The Seller's Tax Indemnity; Indemnification for Tax Obligations.........................37
                         ---------------------------------------------------------------
                  (b)    Buyer's Indemnity.......................................................................37
                         -----------------
                  (c)    Transfer Tax Liability..................................................................37
                         ----------------------
                  (d)    Tax Allocation Between Partial Periods..................................................37
                         --------------------------------------
                  (e)    Filing of Tax Returns...................................................................38
                         ---------------------
                  (f)    Post-Closing Audits and Other Procedures................................................38
                         ----------------------------------------
                  (g)    Cooperation.............................................................................39
                         -----------
                  (h)    No Duplicative Recovery.................................................................39
                         -----------------------
11.      Termination.............................................................................................40
         -----------
                  (a)    Termination of Agreement................................................................40
                         ------------------------
                  (b)    Effect of Termination...................................................................40
                         ---------------------
12.      Miscellaneous...........................................................................................40
         -------------
                  (a)    Press Releases and Public Announcements.................................................40
                         ---------------------------------------


                                       ii
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

                  (b)    No Third-Party Beneficiaries............................................................41
                         ----------------------------
                  (c)    Entire Agreement........................................................................41
                         ----------------
                  (d)    Succession and Assignment...............................................................41
                         -------------------------
                  (e)    Counterparts............................................................................41
                         ------------
                  (f)    Headings................................................................................41
                         --------
                  (g)    Notices.................................................................................41
                         -------
                  (h)    Governing Law; Venue; Waiver of Jury Trial..............................................42
                         ------------------------------------------
                  (i)    Amendments and Waivers..................................................................43
                         ----------------------
                  (j)    Severability............................................................................43
                         ------------
                  (k)    Expenses................................................................................43
                         --------
                  (l)    Construction............................................................................44
                         ------------
                  (m)    Incorporation of Exhibits and Schedules.................................................44
                         ---------------------------------------


                               PURCHASE AGREEMENT

         This Purchase Agreement (this "AGREEMENT") is entered into as of March 6, 2003 by and among SENECA FOODS CORPORATION, a New York corporation (the "BUYER"), CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation ("PARENT"), and FRIDAY HOLDINGS, L.L.C., a Delaware limited liability company (the "SELLER"). The Buyer, the Seller, and Parent are each referred to herein individually as a "PARTY" and, collectively, as the "PARTIES."

         WHEREAS, the Seller owns one hundred percent (100%) of the outstanding "limited liability company interests", as defined in the Delaware Limited Liability Company Act (the "MEMBERSHIP INTERESTS"), in CHIQUITA PROCESSED FOODS, L.L.C., a Delaware limited liability company (the "COMPANY");

         WHEREAS, the Company is engaged in the vegetable processing and canning business (the "BUSINESS");

         WHEREAS, Parent indirectly controls one hundred percent (100%) of the membership interests in the Seller;

         WHEREAS, the Seller desires to sell and transfer the Membership Interests to the Buyer, and the Buyer desires to purchase the same from the Seller, subject to the terms and conditions set forth in this Agreement;

         WHEREAS, simultaneously with the execution hereof, Parent, Seller and certain principal shareholders of Buyer are entering into the Voting Agreement.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

1.       Definitions.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "AGREEMENT" has the meaning set forth in the introduction to this Agreement.

         "ANCILLARY AGREEMENTS" means the Assignment and Assumption Agreements, the Pack Agreement and the Registration Rights Agreement.

         "ASSETS" means all of the Company's assets.

         "ASSIGNMENT AND ASSUMPTION AGREEMENTS" means Assignment and Assumption Agreements in the form of EXHIBITS A-1 and A-2 attached hereto.

         "BUSINESS" has the meaning set forth in the introduction to this Agreement.

         "BUYER" has the meaning set forth in the introduction to this Agreement.

         "BUYER BASKET" has the meaning set forth in SECTION 9(G)(I) below.

         "BUYER INDEMNITEES" has the meaning set forth in SECTION 9(B) below.

         "BUYER LOSSES" has the meaning set forth in SECTION 9(B) below.

         "BUYER SEC REPORTS" has the meaning set forth in SECTION 5(G) below.

         "CAP" has the meaning set forth in SECTION 9(G)(I) below.

         "CAPITAL LEASES" means the Contracts set forth on SCHEDULE I hereto.

         "CERTIFICATE OF AMENDMENT" means a Certificate of Amendment to the Certificate of Incorporation of the Buyer establishing the terms of the Preferred Stock in the form of Exhibit B hereto.

         "CLASS A COMMON STOCK" has the meaning set forth in SECTION 5(F) below.

         "CLASS B COMMON STOCK" has the meaning set forth in SECTION 5(F) below.

         "CLEANUP" has the meaning set forth in SECTION 4(P)(IX) below.

         "CLOSING" has the meaning set forth in SECTION 2(G) below.

         "CLOSING DATE" has the meaning set forth in SECTION 2(G) below.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANY" has the meaning set forth in the introduction to this Agreement.

         "COMPETING TRANSACTION" means any acquisition or purchase of all or a significant portion of the assets of the Company or any material equity interest in the Company or any similar transaction with respect to the Company involving any Person other than the Buyer or its Affiliates.

         "CONFIDENTIAL CONTRACT" has the meaning set forth in SECTION 4(M)(III) below.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

         "CONFIDENTIALITY AGREEMENT" has the meaning set forth in SECTION 6(D) below.

         "CONTEMPLATED ACTIONS" has the meaning set forth in SECTION 6(C) below.

         "CONTRACT" means any contract, lease (including equipment leases), license, joint venture agreement, co-pack agreement, grower contract, product supply agreement, customer agreement, or other agreement or binding commitment, whether or not in writing, to which the Company is a party and which relates to the Business.

          "CREDIT FACILITY" means that certain Loan and Security Agreement dated as of September 22, 1999 by and among the Company, as borrower, the lenders party thereto, and Wachovia Bank, National Association, as agent thereunder, as amended.

         "DISCLOSED CONTRACTS" has the meaning set forth in SECTION 4(M)(III) below.

         "DISCLOSURE SCHEDULE" means the disclosure schedule delivered by the Seller and/or Parent to the Buyer on the date hereof and attached as ANNEX I hereto.

         "EMPLOYEE BENEFIT PLAN" has the meaning set forth in SECTION 4(O)(I) below.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

         "ENCUMBRANCES" means all pledges, liens, charges, encumbrances, easements, encroachments, defects, security interests, mortgages, claims, options, and restrictions of every kind.

         "ENVIRONMENTAL LAWS" has the meaning set forth in SECTION 4(P)(IX) below.

         "ENVIRONMENTAL LIABILITIES AND COSTS" has the meaning set forth in
SECTION 4(P)(IX) below.

         "EQUIPMENT AND FURNISHINGS" has the meaning set forth in SECTION 2(A)(I) below.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means each entity that is treated as a single employer with the Company for purposes of Code Section 414, other than a current or former Subsidiary of the Company.

         "ERISA AFFILIATE HEALTH PLAN" means a group health plan (within the meaning of section 607 of ERISA) to which an ERISA Affiliate is a party or with respect to which an ERISA Affiliate has an obligation, or that is maintained by, contributed to, or sponsored by an ERISA Affiliate for the benefit of any current or former employee, or in connection with which the Company may have any obligation by reason of its current or former relationship with an ERISA Affiliate.

         "ERISA AFFILIATE PENSION PLAN" means an Employee Pension Benefit Plan subject to section 302 or Title IV of ERISA or section 412 of the Code to which an ERISA Affiliate is a party or with respect to which an ERISA Affiliate has an obligation, or that is maintained by, contributed to, or sponsored by an ERISA Affiliate for the benefit of any current or former employee, or in connection with which the Company may have any obligation by reason of its current or former relationship with an ERISA Affiliate.

         "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4(F) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time and consistently applied.

         "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HAZARDOUS SUBSTANCES, OILS, OR POLLUTANTS OR CONTAMINANTS" has the meaning set forth in SECTION 4(P)(IX) below.

         "INDEBTEDNESS" means all indebtedness for borrowed money, whether primary or contingent, including, without limitation, in the case of the Company, any and all amounts outstanding under the Credit Facility or the Industrial Revenue Bonds.

         "INDEMNIFICATION ACKNOWLEDGMENT" has the meaning set forth in SECTION 9(D)(I)(B) below.

         "INDEMNITEE" has the meaning set forth in SECTION 9(D)(I) below.

         "INDEMNITOR" has the meaning set forth in SECTION 9(D)(I) below.

         "INDUSTRIAL REVENUE BONDS" means those bonds described on SCHEDULE II attached hereto.

         "INTELLECTUAL PROPERTY" has the meaning set forth in SECTION 4(L)(I) below.

         "KNOWLEDGE OF THE COMPANY" means actual knowledge of: (i) the President and Chief Executive Officer, Senior Vice President-Supply Chain Management, Corporate Controller, Vice President-Human Resources, Vice President-Manufacturing, or Vice President-Legal Counsel of the Company, and
(ii) to the extent relating to a particular facility or property of the Company, the Environmental Engineer, Midwest South Region Manager and Central Region Manager of the Company.

         "LEASED REAL PROPERTY" means all leasehold or subleasehold estates and other rights to use or occupy land, buildings, structures, improvements, fixtures, or other interest in real property which are used in the Company's business.

         "LEASES" means all leases, subleases, licenses, concessions, and other agreements (written or oral), including all amendments, extensions, renewals, and other agreements with respect thereto, pursuant to which the Company holds, uses or occupies any real or personal property.

         "LOSSES" means losses, deficiencies, liabilities, damages, assessments, judgments, costs, and expenses, including attorneys' and expert's fees.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the business, operations or financial condition of the Company or (b) a material adverse effect on the ability of Parent and/or the Seller to consummate the transactions contemplated hereby.

         "MEMBERSHIP INTERESTS" has the meaning set forth in the introduction to this Agreement.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4(F) below.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

         "NEW PREFERRED STOCK" means Convertible Preferred Stock Series 2003 of the Buyer.

         "NOTICE OF CLAIM" has the meaning set forth in SECTION 9(D)(I)(A) below.

         "NYBCL" means the New York Business Corporation Law.

         "OWNED REAL PROPERTY" means all land, together with all buildings, structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, that are owned by the Company on the date hereof and are used in the Business.

         "PACK AGREEMENT" means the Product Agreement between the Buyer and the Company providing for the Buyer to pack up to 1,000,000 basic cases of fancy corn and up to 350,000 basic cases of fancy beets for the Company at the Buyer's cost and on such other terms as the parties may agree.

         "PARENT" has the meaning set forth in the introduction to this Agreement.

         "PARENT INDEMNITEES" has the meaning set forth in SECTION 9(C) below.

         "PARENT LOSSES" has the meaning set forth in SECTION 9(C) below.

         "PARTY" and "PARTIES" have the meanings set forth in the introduction to this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERMITS" has the meaning set forth in SECTION 2(A)(V) below.

         "PERMITTED ENCUMBRANCES" means: (a) real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to Owned Real Property which are not due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings which suspend the collection thereof; (b) mechanics liens and similar liens for labor, materials, or supplies provided with respect to Owned Real Property incurred in the ordinary course of business for amounts which are not delinquent or which are being contested in good faith by appropriate proceedings; (c) zoning, building codes, and other land use laws regulating the use or occupancy of Owned Real Property or the activities conducted thereon imposed by any governmental authority having jurisdiction over Owned Real Property, all of which do not or would not materially impair the use or occupancy of Owned Real Property in the operation of the Business; (d) easements, covenants, conditions, restrictions, and other similar matters of record affecting title to Owned Real Property and other title defects, all of which do not or would not materially impair the use or occupancy of Owned Real Property in the operation of the Business; (e) any Encumbrance that is satisfied, discharged, terminated, or released by the relevant secured party on or prior to the Closing Date; (f) boundary line disputes, encroachments, and any other matters which would be disclosed by an accurate survey and inspection of Owned Real Property which could not reasonably be expected to materially impair the use or occupancy of the Owned Real Property in the operation of the Business; (g) Encumbrances arising under the Credit Facility or the Industrial Revenue Bonds; and (h) the Capital Leases.

         "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PROPERTIES" has the meaning set forth in SECTION 4(P)(I) below.

         "PURCHASE PRICE" has the meaning set forth in SECTION 2(D) below.

         "REAL PROPERTY LEASES" means any Leases pursuant to which the Company holds, uses or occupies any Leased Real Property.

         "REGISTRATION RIGHTS AGREEMENT" means a Registration Rights Agreement in the form of EXHIBIT C attached hereto.

         "REGULATIONS" means any regulations of the United States Department of Treasury promulgated under the Code.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SELLER" has the meaning set forth in the introduction to this Agreement.

         "SELLER BASKET" has the meaning set forth in SECTION 9(G)(I) below.

         "SHARES" has the meaning set forth in SECTION 2(B) below.

         "SHAREHOLDERS AGREEMENT" has the meaning set forth in Section 5(e) below.

         "SUBORDINATION AGREEMENTS" means Subordination Agreements between the Seller and certain shareholders of the Buyer in the form of EXHIBIT F attached hereto.

         "SUBSIDIARY" means any entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or their equivalents.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and any obligation to indemnify, assume, or succeed to the liability of any other Person in respect of the foregoing.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "UNION CONTRACTS" has the meaning set forth in SECTION 4(O)(II)(1) below.

         "UNRESOLVED" means, in connection with any matter, that the matter has been actively pursued by any third party since January 1, 2000 and has not been resolved without any further liability to the Company.

         "WARN" means the "Worker Adjustment and Retraining Notification Act," 29 U.S.C. Section 2102 et seq., as amended and any state statute or regulation of similar import.

2.       PURCHASE AND SALE.

               (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, free and clear of any Encumbrances, all of the Seller's right, title and interest in and to the Membership Interests.

               (b) PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") payable to the Seller by the Buyer for the Membership Interests and in consideration for the agreements contained herein will be One Hundred Ten Million Dollars ($110,000,000) in cash and Nine Hundred Sixty Seven Thousand Seven Hundred Forty Two (967,742) shares (the "SHARES") of New Preferred Stock. The Purchase Price shall be subject to adjustment as follows: The cash portion of the Purchase Price shall be reduced dollar-for-dollar by the amount of any downward adjustment of inventory balance pursuant to SECTION 6(K) below.

               (c) THE CLOSING. Subject to the terms hereof, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Taft, Stettinius & Hollister LLP in Cincinnati, Ohio, commencing at 10:00 a.m. local time on May 1, 2003, but in no event earlier than the date that is three (3) business days after the satisfaction or waiver of the conditions set forth in SECTION 8 or such other date and place as the Buyer and the Seller may mutually determine (the "CLOSING DATE").

               (d) DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller and Parent will deliver to the Buyer the various certificates, instruments, and documents to be delivered by either or both of them that are referred to in
SECTION 8(A) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents to be delivered by it that are referred to in SECTION 8(B) below, and (iii) the Buyer will deliver to the Seller the cash portion of the Purchase Price in immediately available funds and certificates for the Shares registered in the name of the Seller.

3. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to the Buyer that as of the date of this Agreement, except as set forth in the Disclosure Schedule:

               (a) ORGANIZATION OF PARENT. Parent is duly organized, validly existing, and in good standing under the laws of the State of New Jersey.

               (b) AUTHORIZATION OF TRANSACTION. Parent has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement constitutes, and the Ancillary Agreements to which it is a party when executed will constitute, the valid and legally binding obligations of Parent, enforceable in accordance with their respective terms and conditions, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency, or other laws affecting creditors' rights generally or by general principles of equity. Except for the notices and consents described in SECTION 6(B) below, Parent need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person (including the shareholders of Parent) or any government or governmental agency in order to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

               (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Parent is subject, or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Parent is a party or by which it is bound or to which any of its assets is subject.

               (d) BROKERS' FEES. Except as set forth in SECTION 3(D) of the Disclosure Schedule, Parent has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         4. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND PARENT. The Seller and Parent, jointly and severally, represent and warrant to the Buyer, that as of the date of this Agreement, except as set forth in the Disclosure Schedule:

               (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of the Seller and the Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of the Seller and the Company is duly authorized to conduct business and is in good standing under the laws of each state where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Each of the Seller and the Company has full limited liability company power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. This Agreement constitutes, and the Ancillary Agreements to which either of them is a party when executed will constitute, the valid and legally binding obligations of each of the Seller and Parent, as the case may be, enforceable against each of them in accordance with their respective terms and conditions, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

               (b) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, (i) violates any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller or the Company, as the case may be, is subject or any provision of the certificate of formation or operating agreement of the Seller or the Company, as the case may be, or (ii) except as set forth in SECTION 4(B) of the Disclosure Schedule, conflicts with, results in a breach of, constitutes a default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify, or cancel, or requires any notice or consent under any contract to which the Seller or the Company is a party or by which it is bound or to which any of its assets is subject (or results in the imposition of any Encumbrances upon any of its assets other than a Permitted Encumbrance), except where all such violations, conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations, or failures to give notice or obtain consents, could not reasonably be expected, in the aggregate with respect to all contracts, to have a Material Adverse Effect; provided that in no event shall the failure of Parent, the Seller or the Company to have obtained any consent from any third party under any Contract or Permit constitute a breach of any of the representations, warranties, covenants, or agreements made by Parent or the Seller in this Agreement. To the Knowledge of the Company and except for the notices and consents described in SECTION 4(B) of the Disclosure Schedule or
SECTION 6(B) below, neither the Seller nor the Company is required to give notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

               (c) BROKER'S FEES. Except as set forth in SECTION 4(C) of the Disclosure Schedule, neither the Seller nor the Company has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

               (d) TITLE TO MEMBERSHIP INTERESTS AND ASSETS.

                    (i) The Seller has good and marketable title to the Membership Interests, free and clear of all Encumbrances except as set forth in
SECTION 4(D)(I) of the Disclosure Schedule, which Encumbrance will be released at Closing. The Membership Interests are duly authorized, validly issued, fully paid and nonassessable and constitute all outstanding ownership interests in the Company. There are no outstanding subscriptions, warrants, rights or other arrangements or commitments, rights of first refusal, preemptive rights, calls or obligations of the Company to issue any ownership interests in the Company.

                    (ii) The Company has good and marketable title to, or a valid leasehold interest in, the Assets, free and clear of all Encumbrances except as set forth in SECTION 4(D)(II) of the Disclosure Schedule and subject to Permitted Encumbrances.

               (e) SUBSIDIARIES. Except as set forth in SECTION 4(E) of the Disclosure Schedule, the Company does not have any Subsidiaries and is not a general partner in any partnership or a co-venturer in any joint venture or other business enterprise.

               (f) FINANCIAL STATEMENTS. Attached hereto as EXHIBIT E are the following financial statements (collectively the "FINANCIAL STATEMENTS"): (i) audited balance sheets and statements of income, changes in member's equity, and cash flow for the Company as of and for the fiscal years ended March 31, 2000, March 31, 2001 and December 31, 2001 (nine months); and (ii) an unaudited balance sheet and statement of income for the Company as of, and for the calendar year ended, December 31, 2002 (the "MOST RECENT FINANCIAL STATEMENTS"). Except as set forth in SECTION 4(F) of the Disclosure Schedule, the Financial Statements (including any notes thereto) have been prepared in accordance with the Company's accounting practices applied on a consistent basis in accordance with GAAP (except as may be indicated therein or in the notes or schedules thereto) throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods; PROVIDED that the Most Recent Financial Statements are subject to normal non-material year-end adjustments, lack footnotes and other presentation items.

               (g) NO MATERIAL ADVERSE CHANGE. Except as set forth in SECTION 4(G) of the Disclosure Schedule or in connection with the Contemplated Actions, since the date of the Most Recent Financial Statements, there has been no material adverse change in the financial condition, results of operations, or business of the Company, excluding any adverse change resulting from changes in general economic or industry conditions, changes resulting from losses of personnel or changes that are temporary in nature or effect.

               (h) ABSENCE OF CHANGE OR EVENT. Except as set forth in SECTION 4(H) of the Disclosure Schedule, and other than as permitted by SECTION 6(C)(IX), since the date of the Most Recent Financial Statements to and including the date hereof, the Company has conducted its business only in the ordinary course and has not:

                    (i) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, in excess of $1,000,000 in the aggregate, except liabilities or obligations incurred in the ordinary course of business and consistent with prior practice and borrowings under the Credit Agreement;

                    (ii) except in the ordinary course of business consistent with past practice, entered into any new Contract obligating the Company to purchase or sell goods or services for a period of twelve (12) months or more;

                    (iii) permitted any Encumbrance (other than any Permitted Encumbrance) to be placed on any Asset;

                    (iv) sold, transferred, licensed, leased to others, or otherwise disposed of any of the Assets, except for inventory sold to customers or returned to vendors and surplus or obsolete equipment and furnishings;

                    (v) suffered any damages, destruction or losses (not covered by insurance) having an aggregate value in excess of $500,000;

                    (vi) made or committed to make any capital expenditures or capital additions or betterments in excess of an aggregate of $1,000,000;

                    (vii) had any employee strike, work stoppage, or lock-out;

                    (viii) established or adopted any new employee benefit plan or granted any increase in the compensation payable or benefits to any officer, director, employee (or a class thereof), or agent other than in the ordinary course of business;

                    (ix) merged, consolidated or combined with any other entity, or agreed to do so;

                    (x) entered into any agreement, arrangement, transaction, or understanding with, or made any payment to, Parent or any Affiliate of Parent except for payments of the nature described in SECTION 4(H)(X) of the Disclosure Schedule made in the ordinary course of business consistent with prior practice; or

                    (xi) made any commitment with respect to any of the foregoing.

               (i) LEGAL COMPLIANCE. To the Knowledge of the Company, the Company has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, executive orders, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where all failures to comply in the aggregate would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, the Company has all Permits necessary for the Company to operate and conduct the Business, and has so conducted the Business in full compliance therewith, except where all failures to have or comply with any such Permits in the aggregate would not reasonably be expected to have a Material Adverse Effect.

               (j) TAX MATTERS.

                    (i) Each of Parent, the Seller and the Company has timely filed with the appropriate Taxing authorities all Tax Returns required to be filed through the Closing Date, except for personal property, sales and use and other state and local non-income tax returns, the nonfiling of which would not reasonably be expected to have a Material Adverse Effect. The information filed was complete and accurate in all material respects. Except as specified in
SECTION 4(J) of the Disclosure Schedule, none of Parent, the Seller or the Company has requested an extension of time within which to file a Tax Return. Except as specified in SECTION 4(J) of the Disclosure Schedule, the Company is not required to file any federal, state or local income Tax Return.

                    (ii) All taxes in respect to periods beginning before the Closing Date, have been paid or an adequate reserve has been established therefor, and the Company does not have any liability for Taxes in excess of the amounts so paid or reserves so established.

                    (iii) Except as set forth in SECTION 4(J) of the Disclosure Schedule, the Company and each of its Subsidiaries is an eligible entity with a single owner as defined under Section 301.7701-3 of the Regulations and is classified as "disregarded as an entity separate from its owner" in accordance with the default classification provided by Section 301-7701-3(b) of the Regulations.

                    (iv) The Seller is not a "foreign person" as defined in
Section 1445(f)(3) of the Code.

               (k) REAL PROPERTY.

                    (i) SECTION 4(K)(I) of the Disclosure Schedule sets forth an address of each parcel of Owned Real Property (except for agricultural land). With respect to each parcel of Owned Real Property, except as set forth in
SECTION 4(K)(I) or SECTION 4(P) of the Disclosure Schedule:

                        (A) the Company has good and marketable fee simple title, free and clear of all Encumbrances, except Permitted Encumbrances;

                        (B) the Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof;

                        (C) there are no outstanding options, rights of first offer, or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein; and

                        (D) to the Knowledge of the Company, the Owned Real Property is not in violation of any applicable zoning or land use ordinance or Environmental Laws, and the Company has received no written notice that any of the Owned Real Property is in violation of any applicable zoning or land use ordinance or Environmental Laws, which violations in the aggregate could reasonably be expected to have a Material Adverse Effect.

                    (ii) SECTION 4(K)(II) of the Disclosure Schedule sets forth an address of each parcel of Leased Real Property (except for agricultural land), and a true and complete list of all Leases for each such parcel of Leased Real Property. With respect to each parcel of Leased Real Property, except as set forth in SECTION 4(K)(II) of the Disclosure Schedule:

                        (A) the Company is in peaceful and undisturbed possession of the space and/or estate comprising each parcel of Leased Real Property and there are no material defaults by the Company or, to the Knowledge of the Company, any other party under any Lease, and, to the Knowledge of the Company, no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition, which defaults or events or conditions in the aggregate could reasonably be expected to have a Material Adverse Effect.

                        (B) to the Knowledge of the Company, all rent and other sums and charges payable by the Company, as tenant under each Lease relating to Leased Real Property, are current;

                        (C) to the Knowledge of the Company, the Company has a good and valid leasehold interest in each Leased Real Property, free and clear of all Encumbrances other than Permitted Encumbrances; and

                        (D) the Company has delivered to the Buyer a true and complete copy of each Lease relating to the Leased Real Property.

               (l) INTELLECTUAL PROPERTY.

                    (i) SECTION 4(L) of the Disclosure Schedule sets forth a list of all trademarks, service marks, and licenses of the Company that are material to the Business (collectively, along with any proprietary know-how or production practices or methods utilized in the Company's vegetable processing operations, the "INTELLECTUAL PROPERTY").

                    (ii) SECTION 4(L) of the Disclosure Schedule also sets forth a list of any written communications from the Company to third parties, or from third parties to the Company, in either case which were given or received since January 1, 1998 (or prior to that date if relating to an Unresolved claim of infringement), alleging any infringement by third parties of any of the Intellectual Property, or any unresolved infringement by the Company of any intellectual property rights claimed by third parties, together with all responses to such communications and a description of the status of each such alleged infringement, which relate to conditions or matters which in the aggregate could reasonably be expected to have a Material Adverse Effect.

                    (iii) Except as disclosed in SECTION 4(L) of the Disclosure
Schedule:

                        (A) the Company owns or licenses the Intellectual Property free and clear of any Encumbrances (other than Permitted Encumbrances);

                        (B) to the Knowledge of the Company, the Company is not in default under any of its licenses for Intellectual Property, and no other party is in default under any of its licenses for Intellectual Property, except in either case for any default which could not reasonably be expected to have a Material Adverse Effect; and

                        (C) to the Knowledge of the Company, none of the Intellectual Property is being infringed by any other person or entity or infringes the rights of any other person or entity.

               (m) CONTRACTS.

                    (i) SECTION 4(M)(I) of the Disclosure Schedule lists any Contract (excluding customary inventory purchase orders in the ordinary course of business that do not contain pricing commitments for a specified period of time) that:

                        (A) other than any Contract for the purchase of goods or services or the sale of products in the ordinary course of business, involves aggregate consideration in excess of $200,000 in any one year period;

                        (B) will require the Company to purchase or provide goods or services for a period of more than one hundred eighty (180) days after the Closing Date;

                        (C) is for the employment of any employee of the Company;

                        (D) is between the Company and Parent or any of its Affiliates;

                        (E) evidences any Encumbrance (other than any Permitted Encumbrance) on any of the Assets, or

                        (F) evidences any Indebtedness.

                    (ii) SECTION 4(M)(II) of the Disclosure Schedule lists all Leases of the Company that are treated as capital leases on the books and records of the Company as of the date of the Most Recent Financial Statements.

                    (iii) Other than items subject to confidentiality provisions which prevent their disclosure to the Buyer (the "CONFIDENTIAL CONTRACTS"), the Company has made available to the Buyer a correct and complete copy of each of the items described in SECTIONS 4(M)(I) AND 4(M)(II) above (the "DISCLOSED CONTRACTS"). To the Knowledge of the Company, neither the Company nor any third party is in material breach of any Disclosed Contract or any Confidential Contract.

               (n) LITIGATION. Except as set forth in SECTION 4(N) or SECTION 4(P) of the Disclosure Schedule, (A) the Company has not received written notice of any Unresolved violation of law, rule, regulation, ordinance, or order of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, and (B) to the Knowledge of the Company, the Company is not subject to any outstanding written injunction, judgment, arbitration, order, decree, ruling, or charge or a party to or subject to any pending action, suit, proceeding, or hearing in or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign government, which collectively are reasonably likely to have a Material Adverse Effect.

               (o) EMPLOYEE MATTERS.

                    (i) EMPLOYEE BENEFIT PLANS.

                    (1) SECTION 4(O)(I)(1) of the Disclosure Schedule lists all Employee Pension Benefit Plans, all Employee Welfare Benefit Plans, all specified fringe benefit plans (as defined in section 6039D(d) of the Internal Revenue Code of 1986, as amended (the "Code")), and all executive compensation, retirement, supplemental retirement, deferred compensation, incentive, bonus, severance, compensation associated with change in control, perquisite, health care, death benefit, medical insurance, disability insurance, life insurance, vacation pay, sick pay or other material plans, programs, and arrangements to which the Company or any Subsidiary is a party, or with respect to which the Company or any Subsidiary has an obligation (other than any ERISA Affiliate Health Plan or ERISA Affiliate Pension Plan), or that are maintained, contributed to, or sponsored by the Company or a Subsidiary for the benefit of any current or former employee, officer, or director of the Company or any Subsidiary (such plans, programs, and arrangements to be referred to individually as "EMPLOYEE BENEFIT PLAN" and collectively as "EMPLOYEE BENEFIT PLANS").

                    (2) The Company has made available or will make available to the Buyer a complete and accurate copy of each Employee Benefit Plan document (including, in each case, all amendments) in its possession and a complete and accurate copy of all material documents in its possession relating to such plan, including, if applicable: (A) each trust agreement, insurance or annuity contract, investment management agreement, custodial agreement, and other agreement relating to the funding of the plan, and all amendments to them; (B) the most recent summary plan description and any subsequent summary of material modifications; (C) the three most recently filed annual return reports (Form 5500 series), including all applicable schedules; (D) the most recent determination or opinion letter issued by the Internal Revenue Service, if the plan or its related funding arrangement is intended to be qualified under section 401(a) or exempt from tax under section 501(a) of the Code, the application submitted for it, any correspondence with the Internal Revenue Service in connection with the determination or opinion letter or application, and any pending application for a determination or opinion letter; (E) the three most recent financial statements; and (F) the three most recent actuarial valuation reports.

                    (3) With respect to any Employee Benefit Plan that is an Employee Pension Benefit Plan intended to qualify under section 401(a) of the Code, each such plan is qualified under section 401(a) of the Code and any trust through which such plan is funded is exempt from federal income tax under section 501(a) of the Code; the Internal Revenue Service has issued a favorable determination as to the qualified status of such plan and trust under the Internal Revenue Code as amended by the Tax Reform Act of 1986 and subsequent legislation; and either the Internal Revenue Service has also issued a favorable determination as to the qualified status of the plan as amended for the legislation known as GUST or application for such a determination was made during the GUST remedial amendment period and is pending. Nothing has occurred that would adversely affect the qualified status of such Employee Pension Benefit Plan or trust. No filing has been made with the Internal Revenue Service with respect to any such plan under the Internal Revenue Service Employee Plans Compliance Resolution System or any predecessor program, nor has any self-corrective action been taken as to any such plan under the provisions of such program or any predecessor program permitting self-correction of certain qualification defects.

                    (4) The Company has not incurred liability for any excise tax arising under section 4971, 4972, 4976, 4978, 4979, 4979A, 4980, or 4980B of
the Code.

                    (5) To the Knowledge of the Company, each of the following representations is true, except where the failure to be true, collectively, would not be reasonably likely to have a Material Adverse Effect:

                    (A) Each Employee Benefit Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable laws, including, without limitation, ERISA, all provisions of the Code applicable to secure intended tax consequences, and federal securities law, and all regulations and rulings under such laws. All persons who participate in the operation of the Employee Benefit Plans and all Employee Benefit Plan fiduciaries have always acted in all material respects in accordance with the provisions of all applicable law, including, without limitation, ERISA, the Code, and federal securities law, and all regulations and rulings under such laws. The Company has performed all material obligations required to be performed by it under, is not in any material respect in default under or in violation of, and there is no material default or violation by any party to, any Employee

Benefit Plan. No legal action, suit, claim, or governmental proceeding or investigation is pending or threatened with respect to any Employee Benefit Plan (other than claims for benefits in the ordinary course).

                    (B) The administrator of each Employee Benefit Plan that is an "employee benefit plan" as defined in section 3(3) of ERISA ("ERISA Plan") has complied with all applicable reporting and disclosure requirements under
Part 1 of Title I of ERISA. No filing has been made under the U.S. Department of Labor Delinquent Filer Program or any similar program with respect to any ERISA Plan.

                    (C) Except as described in SECTION 4(O)(I)(5)(C) of the Disclosure Schedule, there has been no prohibited transaction (within the meaning of section 406 of ERISA or section 4975 of the Code) with respect to any ERISA Plan, other than any transaction subject to a statutory or administrative exemption. None of the transactions contemplated by this Agreement will be or will result in such a prohibited transaction. No person has acted or failed to act in connection with any Employee Benefit Plan in a manner that would subject the Company to direct or indirect liability, by indemnity or otherwise, for a breach of any fiduciary duty. No filing has been made under the U.S. Department of Labor Voluntary Fiduciary Correction Program or any similar program with respect to any ERISA Plan.

                    (D) Except as described in SECTION 4(O)(I)(5)(D) of the Disclosure Schedule, no Employee Benefit Plan that is an Employee Pension Benefit Plan has had an accumulated funding deficiency (within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived. No asset of the Company is the subject of a lien arising under section 302(f) of ERISA or section 412(n) of the Code. The Company has not been required to post security under section 307 of ERISA or section 401(a)(29) of the Code, and no fact or event exists that could give rise to such a lien or requirement to post any such security.

                    (E) The Company has not incurred liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation ("PBGC") arising in the ordinary course), and no fact or event exists that would give rise to such liability. Except as disclosed in SECTION 4(O)(I)(5) of the Disclosure Schedule, no complete or partial termination has occurred within the past five years with respect to any Employee Benefit Plan that is an Employee Pension Benefit Plan. No reportable event (within the meaning of section 4043 of ERISA) or event described in section 4063(a) of ERISA, other than those for which a waiver from reporting applies, has occurred or is expected to occur with respect to any Employee Benefit Plan subject to Title IV of ERISA. The PBGC has not instituted proceedings to terminate any Employee Benefit Plan, no event or condition has occurred or exists that may constitute grounds under section 4042 of ERISA for the termination of or appointment of a trustee to administer any such plan, nor has any notice of intent to terminate any such plan been filed with the PBGC. All premiums due the PBGC with respect to such plans have been paid in full on a timely basis.

                    (F) As to each Employee Benefit Plan subject to Title IV of ERISA other than a plan that is a Multiemployer Plan: all costs of the plan have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices; all employee census data furnished to the plan's actuary in connection with such valuation and prior valuations has been accurate and complete in all material respects; and no amendment or change to the plan effective or adopted after the date of the valuation would increase benefits under the plan.

                    (G) All contributions, insurance premiums, or payments required to be made with respect to the Employee Benefit Plans have been made by their due dates.

                    (6) Except as disclosed in SECTION 4(O)(I)(6) of the Disclosure Schedule, (A) no Employee Benefit Plan, and no other commitment or agreement, provides for the payment by the Company of separation, severance, or similar benefits to any person solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under section 280G of the Code, and (B) the consummation of the transaction contemplated by this Agreement will not accelerate the time of payment or vesting of, or increase the amount of, any compensation due to any employee from the Company.

                    (7) Except as disclosed in SECTION 4(O)(I)(7) of the Disclosure Schedule, the Company has no liability which is reasonably likely to have a Material Adverse Effect with respect to any employee or former employee for post-employment benefits other than as required by section 4980B of the Code and Part 6 of Title I of ERISA or as provided under an Employee Benefit Plan that is an Employee Pension Benefit Plan.

                    (8) To the Knowledge of the Company, there has been no representation made to or communication with any employee by the Company or the Seller or the Parent that is not in accordance with the existing terms and limitations of the Employee Benefit Plans which is reasonably likely to have a Material Adverse Effect. The Company has not made any commitment to modify any, or create any other, Employee Benefit Plan.

                    (9) With respect to each Employee Benefit Plan that is a Multiemployer Plan: the Company has not withdrawn, partially withdrawn, or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability from such plan; the Company has not received any notice that such plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such plan is or may become insolvent; the Company has not failed to make any required contributions on a timely basis; to the Knowledge of the Company, such plan is not a party to any pending merger or asset or liability transfer; to the Knowledge of the Company, there are no PBGC proceedings against or affecting such plan; and the Company has no potential liability by reason of having been a seller in a sale of assets pursuant to section 4204 of ERISA.
SECTION 4(O)(I)(9) of the Disclosure Schedule includes for each such plan, as of its last valuation date, the amount of potential withdrawal liability of the Company calculated by the plan pursuant to ERISA section 4221(e), and identifies the specific obligor.

                    (ii) EMPLOYMENT MATTERS. Except as set forth in SECTION 4(O)(II) of the Disclosure Schedule, each of the following is true:

                        (1) other than pursuant to the collective bargaining agreements to which the Company is currently a party, which collective bargaining agreements are identified at SECTION 4(O)(II) of the Disclosure Schedule (collectively, the "UNION CONTRACTS"), none of the employees of the Company (in his or her capacity as an employee of the Company) is represented by any labor union;

                        (2) without limiting the generality of paragraph (1) above, to the Knowledge of the Company, no certification or decertification is pending or was filed within the past twelve (12) months respecting the employees of the Company;

                        (3) to the Knowledge of the Company: no oral or written notice has been received by the Company or the Seller or Parent of any complaint made or charge filed against the Company claiming that the Company has violated any regulation, or local, state or federal laws regarding the rights of any employee, including, but not limited to, civil rights or equal opportunity, or of any complaints or proceedings involving the Company or any of the employees of the Company before any commission, agency or labor relations board, tribunal, or court; there are no outstanding orders or charges against the Company under the Occupational Health and Safety Act; and all levies, assessments and penalties made against the Company pursuant to any applicable workers' compensation act have been paid by the Company and the Company has not been reassessed under any such legislation during the past five years, which complaints, charge, orders, levies, etc. collectively are reasonably likely to have a Material Adverse Effect; and

                        (4) to the Knowledge of the Company, the Company is in compliance with all federal, state and local laws and regulations relating to the employment of labor, including provisions relating to wages, fringe benefits, hours, working conditions, occupational safety and health, safety of the premises, workers' compensation, collective bargaining, payment of social security and unemployment taxes, civil rights and non-discrimination in hiring, retention, promotion, pay and other conditions of employment, including but not limited to the Immigration Reform and Control Act of 1986, and the Company is not liable for arrears on wages or any tax or penalties for failure to comply with those laws or regulations, except for any such violations, failures to comply and liabilities which collectively are not reasonably likely to have a Material Adverse Effect.

                    (iii) WARN. Except for the transactions contemplated by this Agreement or except as disclosed in SECTION 4(O)(III) of the Disclosure Schedule, within the period ninety (90) days prior to the Closing Date, the Company has not temporarily or permanently closed or shut down any single site of employment or any facility or any operating unit, department or service within a single site of employment, as such terms are used in WARN. During such period, except as disclosed in SECTION 4(O)(III) of the Disclosure Schedule, the Company has not terminated or laid off more than ___ employees at a single site of employment.

               (p) ENVIRONMENTAL MATTERS.

                    (i) Except as disclosed in SECTION 4(P) of the Disclosure Schedule, to the Knowledge of the Company there have been no releases of Hazardous Substances, Oils, or Pollutants or Contaminants at, on, under or from any of the Owned Real Property or the Leased Real Property (collectively, the "PROPERTIES"), except (a) releases which (x) have been promptly reported, if required by applicable Environmental Laws, and (y) if subject to (x), have been fully remediated to the point of receiving a closure determination or determination of no further action from any and all governmental agencies having jurisdiction if and to the extent that such agencies issue such determinations; and (b) incidental spills or leaks which are de minimis in quantity and which neither individually nor collectively reasonably would be expected to violate any Environmental Laws or give rise to any Environmental Liabilities and Costs, which, in either case, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                    (ii) Except as disclosed in SECTION 4(P) of the Disclosure Schedule, to the Knowledge of the Company, the Company has not engaged in, or caused or allowed others to engage in, the treatment or disposal of Hazardous Substances, Oils or Pollutants or Contaminants at, on or under the Properties.

                    (iii) Except as disclosed in SECTION 4(P) of the Disclosure Schedule, to the Knowledge of the Company, the Company has not received any presently Unresolved claim or demand asserted against the Company from any private party or governmental agency alleging violations of or potential liability under any Environmental Laws or property damage, personal or bodily injury or harm under the common law doctrines of nuisance, negligence, trespass or strict liability that may give rise to Environmental Liabilities and Costs which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and, to the Knowledge of the Company, the Company has received no notice of any potential claims which may be asserted by a governmental agency or private party pursuant to any Environmental Laws or the aforementioned doctrines which remains Unresolved and is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                    (iv) Except as disclosed in SECTION 4(P) of the Disclosure Schedule, to the Knowledge of the Company, the Company has not received any Unresolved claim or demand asserting that the Company is or may be liable for Cleanup or for Environmental Liabilities and Costs resulting from the release or threatened release of Hazardous Substances, Oils, or Pollutants or Contaminants from the Properties and, to the Knowledge of the Company, the Company has not received any notice of any potential claims which may be asserted by any governmental agency with regulatory jurisdiction over the Properties or any other person or entity for Cleanup or for Environmental Liabilities and Costs which remains Unresolved and is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                    (v) Except as disclosed in SECTION 4(P) of the Disclosure Schedule, to the Knowledge of the Company, there are no above ground or underground storage tanks at, upon, or under any of the Properties.

                    (vi) Except as disclosed in SECTION 4(P) of the Disclosure Schedule, to the Knowledge of the Company, the Company's operations at the Properties are in full compliance with all applicable Environmental Laws, except for such matters which collectively would not be reasonably likely to have a Material Adverse Effect.

                    (vii) To the Knowledge of the Company, none of the Properties are listed or proposed for listing on the National Priorities List, CERCLIS, or any other federal, state or local list or inventory of actual or potentially contaminated sites.

                    (viii) To the Knowledge of the Company, except as disclosed in SECTION 4(P) of the Disclosure Schedule, the Company has made no disposal of any Hazardous Substance, Oil, or Pollutant or Contaminant at any site currently listed pursuant to 42 U.S.C. section 9605(a)(8)(B) or pursuant to any similar state or local law identifying hazardous sites.

                    (ix) The following terms used in this SECTION 4(P) are defined below:

                        (A) "CLEANUP" means all actions required of the Company by any governmental agencies or courts with jurisdiction over the Properties to:
(A) investigate, contain, cleanup, remove, treat, or remediate Hazardous Substances, Oils, or Pollutants or Contaminants released by the Company or discovered at, on, under or from the Properties into the environment or caused by or arising from the operations of the Business by the Company; or (B) perform required post-remedial monitoring and care in connection with any such substances released at, on, under or from the Properties.

                        (B) "ENVIRONMENTAL LAWS" means all applicable foreign, federal, state and local laws, regulations, statutes, codes, ordinances, and rules relating to pollution or protection of the environment.

                        (C) "ENVIRONMENTAL LIABILITIES AND COSTS" means all legal liabilities, obligations, and responsibilities of the Company to conduct Cleanup or pay penalties, assessments, fines, or damages including natural resource damages, under any Environmental Laws.

                        (D) "HAZARDOUS SUBSTANCES, OILS, OR POLLUTANTS OR CONTAMINANTS" means all chemical substances, oils, pollutants, or contaminants defined as such in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. 300.5.

               (q) CERTAIN RELATIONSHIPS WITH THE COMPANY. Except as disclosed in SECTION 4(Q) of the Disclosure Schedule, none of Parent or any of its Affiliates (other than the Company) owns any material asset, tangible or intangible, which is used in the business of the Company.

               (r) SUPPLIERS. Except as disclosed in SECTION 4(R) of the Disclosure Schedule, no single supplier or group of affiliated suppliers has supplied the Company with products which would account for more than ten percent (10%) of its purchases during any of the Company's last three fiscal years.

               (s) INVENTORIES. To the Knowledge of the Company, and subject to such exceptions which collectively would not be reasonably likely to have a Material Adverse Effect, (i) the portion of the Company's inventory which consists of food products complies with all applicable federal laws and regulations and with all applicable laws and regulations of each of the states of the United States, including, without limitation, all such laws and regulations relating to the wholesomeness of food for human consumption and (ii) the condition of the premises and equipment in or with which such food products inventory has been processed complies with all such applicable laws concerning cleanliness and sanitation with respect to premises and equipment processing food for human consumption.

               (t) INSURANCE. The Company is covered by valid and currently effective insurance policies issued in favor of Parent, or self-insurance programs, as are listed and described on SCHEDULE 4(T) of the Disclosure Schedule. SCHEDULE 4(T) of the Disclosure Schedule also lists (i) all current reserves maintained by the Company with respect to such insurance policies and self-insured programs as of January 31, 2003 and (ii) any outstanding claim covered by such insurance policies or self-insured programs involving actual or alleged losses or liabilities which exceed, in each instance, $250,000 in incurred value, as determined by Parent's or the Company's third-party claims administrator.

               (u) SECURITIES LAW MATTERS. The Seller is a knowledgeable and sophisticated investor capable of evaluating the merits and risks of its investment in the Shares and has the capacity to protect its own interests. The Seller acknowledges that investment in the Shares involves risks and represents that it is able to bear the risks of such investment. The Seller is acquiring the Shares for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Seller understands that the Shares have not been registered under the Securities Act and may be resold only in compliance with the provisions thereof, and that a legend to such effect shall be placed on all Shares issued to it pursuant to this Agreement.

         EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3 AND THIS SECTION 4, NEITHER PARENT NOR THE SELLER MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE COMPANY OR ANY OF ITS ASSETS, LIABILITIES, OR OPERATIONS, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

         5. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to Parent and the Company that as of the date of this Agreement:

               (a) ORGANIZATION OF THE BUYER. The Buyer is duly organized, validly existing, and in good standing under the laws of the State of New York.

               (b) AUTHORIZATION OF TRANSACTION. The Buyer has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to perform its obligations hereunder and to carry on its business as it is now being conducted and is duly authorized to conduct business and is in good standing under the laws of each state where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the Buyer. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Buyer's Board of Directors and no other corporate or stockholder proceedings on the part of the Buyer are necessary to authorize this Agreement and the Ancillary Agreements, the issuance of the Shares and the consummation of the other transactions contemplated hereby. This Agreement constitutes, and the Ancillary Agreements when executed will constitute, the valid and legally binding obligations of the Buyer, enforceable in accordance with their respective terms and conditions, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency, or other laws affecting creditors' rights generally or by general principles of equity. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement and the Ancillary Agreements other than the applicable filings under the Hart-Scott-Rodino Act, any filings with the Securities and Exchange Commission and state securities law agencies with respect to the issuance of the Shares, the filing of a listing application with the NASDAQ Stock Market and the filing of the Certificate of Amendment with the New York Secretary of State.

               (c) NONCONTRAVENTION. Except to the extent set forth on SECTION 6(B)(II) of the Disclosure Schedule, neither the execution and the delivery of this Agreement and the Ancillary Agreements, nor the consummation of the transactions contemplated hereby and thereby, (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

               (d) BROKERS' FEES. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

               (e) CAPITAL STOCK. The authorized capital stock of the Buyer consists of 20,000,000 shares of Class A Common Stock, par value Twenty Five Cents ($0.25) per share ("CLASS A COMMON STOCK"), 10,000,000 shares of Class B common stock, par value Twenty Five Cents ($0.25) per share ("CLASS B COMMON STOCK") and 8,430,000 shares of Preferred Stock, consisting of 200,000 shares of 6% Cumulative Preferred Stock with a par value of $.25 per share, 30,000 shares of Preferred Stock without par value, and 8,200,000 shares of Preferred Stock with a par value of $.025 per share, Class A. As of January 31, 2003, 3,827,468 shares of Class A Common Stock, 2,764,053 shares of Class B Common Stock and 200,000 shares of 6% Cumulative Preferred Stock, 807,240 shares of 10% Cumulative Convertible Voting Preferred Stock and 3,566,556 shares of Participating Convertible Preferred Stock were issued and outstanding. An aggregate of 3,600,251 shares of Class A Common Stock and 33,695 shares of Class B Common Stock are reserved for issuance upon conversion of the Buyer's Preferred Stock. The Shares when issued will have the rights and privileges set forth in the Certificate of Amendment. As of the date of this Agreement, there are no outstanding subscriptions, options, warrants, rights or other arrangements or commitments, rights of first refusal, preemptive rights, calls or rights obligating the Buyer to issue any capital stock or other securities of, or other ownership interests in, the Buyer, other than as set forth in the Shareholders Agreement by and among Buyer and certain shareholders comprising the Wolcott and Kayser families and the Carl Marks Investor Group dated June 22, 1998 (the "SHAREHOLDERS AGREEMENT"). All outstanding shares of capital stock of the Buyer are, and the Shares (and any shares of Class A Common Stock issued upon conversion of the Shares) when issued will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Buyer having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Buyer may vote. There are no outstanding obligations of the Buyer to repurchase, redeem or otherwise acquire any of its securities. The Buyer is not a party to any voting agreement with respect to its securities except the Shareholders Agreement.

               (f) REPORTS AND FINANCIAL STATEMENTS. The Buyer has filed all reports, schedules, forms, statement and other documents (including exhibits and other information incorporated herein) with the SEC required to be filed by the Buyer since January 1, 1999 (such documents together with any documents filed during such period by the Buyer with the SEC on a voluntary basis on Current Reports on Form 8-K, the "BUYER SEC REPORTS"). As of their respective dates, the Buyer SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing clause (ii) shall not apply to the financial statements included in the Buyer SEC Reports (which are covered by the following sentence). The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Buyer SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of the Buyer and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that the unaudited financial statements therein do not contain all of the footnote disclosures required by GAAP). Since January 1, 1999, the Buyer has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

               (g) NO VIOLATION OF LAW. To Buyer's knowledge, the businesses of the Buyer and its Subsidiaries are not being conducted in violation of any provisions of law or regulation except (a) as described in any of Buyer SEC Reports and (b) for violations or possible violations which would not have a material adverse effect on the Buyer. To Buyer's knowledge, the Buyer has all permits, licenses and governmental authorizations material to ownership or occupancy of its properties and assets and the carrying on of its business, except for such permits, licenses and governmental authorizations, the failure of which to have would not have a material adverse effect on the Buyer.

               (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Other than as disclosed in the Buyer SEC Reports, since December 28, 2002 and to the date of this Agreement, the businesses of the Buyer and its Subsidiaries have been conducted in all material respects in the ordinary course and there has been no material adverse change in the financial condition, results of operations, or business of the Buyer, excluding any adverse change resulting from changes in general economic or industry conditions or changes that are temporary in nature or effect.

               (i) INVESTIGATIONS; LITIGATION. Except as described in any of the Buyer SEC Reports:

                    (i) no government entity has notified the Buyer in writing of an intention to conduct an investigation or review of the Buyer by the government entity, and to

Buyer's knowledge, no investigation or review by any government entity is pending with respect to the Buyer which would have a material adverse effect on the Buyer; and

                    (ii) to Buyer's knowledge, there are no actions, suits or proceedings pending (or, to the Buyer's knowledge, threatened) against or affecting the Buyer or any of its properties before any governmental entity, which is reasonably likely to have a material adverse effect on the Buyer.

               (j) NO REQUIRED VOTE OF SHAREHOLDERS. No vote of shareholders of the Buyer is required by law, by the Certificate of Incorporation or by-laws of the Buyer or by any agreement to which Buyer is a party in order for the Buyer to consummate the transactions contemplated hereby.

               (k) MATERIAL CONTRACTS.

                    (i) Except as set forth in the Buyer SEC Reports, to Buyer's knowledge, the Buyer has not received written notice of any material violation or material default under any material contract (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC) to which the Buyer is a party.

                    (ii) Except as set forth in the Buyer SEC Reports, to Buyer's knowledge, the Buyer is not (i) in violation or default under any contract or agreement that restricts its ability to compete or otherwise conduct its business as presently conducted, except for such violations or defaults as would not have a material adverse effect on the Buyer or (ii) a party to, or bound by, any contract or agreement that restricts or would restrict the ability of the Buyer or any of its Subsidiaries from competing or otherwise conducting its business as such business is conducted on the date of this Agreement, except for such restrictions that would not have a material adverse effect on the Buyer.

               (l) TAKEOVER STATUTE. The Board of Directors of the Buyer has approved this Agreement and the transactions contemplated hereby and such approval constitutes approval of the transactions contemplated hereby by the Board of Directors of the Buyer under the provisions of Section 912 of the NYBCL, such that the restrictions of Section 912 of the NYBCL do not apply to this Agreement or the transactions contemplated hereby. To Buyer's knowledge, no other state takeover statute is applicable to the transactions contemplated by this Agreement.

               (m) TRANSACTIONS WITH AFFILIATES. Other than the transactions contemplated by this Agreement or except to the extent disclosed in the Buyer SEC Reports or otherwise disclosed to the Seller, there have been no transactions, agreements, arrangements or understandings between the Buyer, on the one hand, and the Buyer's Affiliates or any other Person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Exchange Act.

               (n) SECURITIES LAW MATTERS. The Buyer is a knowledgeable and sophisticated investor capable of evaluating the merits and risks of its investment in the Membership Interests and has the capacity to protect its own interests. The Buyer acknowledges that investment in the Membership Interests involves risks and represents that it is able to bear the risks of such investment. The Buyer is acquiring the Membership Interests for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Buyer understands that the Membership Interests have not been registered under the Securities Act and may be resold only in compliance with the provisions thereof.

         6. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

               (a) GENERAL. Each of the Parties will use its commercially reasonable efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in SECTION 8 below). In furtherance of the foregoing: (i) the Buyer shall provide to Parent and the Seller, on or before the date sixty (60) days after the date hereof commitment letters reasonably satisfactory to Parent evidencing that the Buyer has available all financing necessary for it to consummate the transactions contemplated by this Agreement;
(ii) the Buyer, at the Closing, shall pay off or guarantee the Credit Facility and guarantee any Leases to which the Company is a party or provide other reasonable financial accommodations if and as necessary to obtain lender or lessor consents; and (iii) the Buyer shall take all actions necessary to cause the Shares to be listed for trading on the NASDAQ National Market System.

               (b) NOTICES AND CONSENTS. Parent and the Seller shall give, and cause the Company to give, any notices to third parties, and will use, and cause the Company to use, their and its commercially reasonable efforts to obtain any third party consents, that may be necessary to permit Parent and the Seller to effectuate the transactions contemplated by this Agreement. A listing of such required notices and consents is set forth at SECTION 6(B)(I) of the Disclosure Schedule. The Buyer shall give any notices to third parties, and will use its commercially reasonable efforts to obtain any third party consents, that may be necessary to permit the Buyer to effectuate the transactions contemplated by this Agreement. A listing of such required notices and consents is set forth at
SECTION 6(B)(II) of the Disclosure Schedule. Each of the Parties shall (and Parent will cause the Company to) give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any required authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties shall (i) take all action necessary, as soon as reasonably practicable but not later than ten (10) days after the date hereof, to make the filings required of the Buyer and the Seller (or the "ultimate parent entity" of such party) under the Hart-Scott-Rodino Act to consummate the transactions contemplated by this Agreement, and (ii) use their commercially reasonable efforts to obtain early termination of the waiting period thereunder. The Buyer shall pay all filing fees payable in connection with its pre-merger notification filing under the Hart-Scott-Rodino Act.

               (c) OPERATION OF BUSINESS. Except as expressly contemplated by this Agreement or otherwise consented to by the Buyer in writing (which consent shall not be unreasonably withheld or delayed), the Company shall:

                    (i) conduct the Business in all material respects only in the usual, regular, and ordinary course in substantially the same manner as heretofore conducted (including, without limitation restoring operations at the plants at Gillett, Wisconsin and

Coleman, Wisconsin and to relocate its corn operations from Salem, Oregon to Walla Walla, Washington and its root vegetable operations from Salem, Oregon to Ripon, Wisconsin (collectively, the "CONTEMPLATED ACTIONS"));

                    (ii) maintain in all material respects all of the Assets in their present condition, except for ordinary wear and tear and damage by unavoidable casualty;

                    (iii) keep in full force and effect insurance comparable in amount and scope of coverage to that now carried with respect to the Business;

                    (iv) perform in all material respects its obligations under the Contracts;

                    (v) maintain the books of account and records of the Business in the usual, regular, and ordinary manner;

                    (vi) comply in all material respects with all Permits, Environmental Laws, statutes, laws, ordinances, rules, and regulations applicable to the conduct of the Business;

                    (vii) except as set forth in SECTION 6(C)(VII) of the Disclosure Schedule or SCHEDULE III, and except as set forth in SECTION 6(C)(XIII) of this Agreement, not enter into any employment agreement or commitment to employees of the Business or effect any increase in the compensation or benefits payable, or to become payable, to any officers, director, or employee of the Business other than increases in the ordinary course of business;

                    (viii) not create or permit the creation of any Encumbrance on the Assets, other than Permitted Encumbrances;

                    (ix) not enter into or modify any Contract obligating the Company to purchase goods or services for a period of ninety (90) days or more, or sell, lease, license, or otherwise dispose of any Asset (other than dispositions of obsolete Assets and inventory in the ordinary course of business) or acquire any substantial assets other than replacement assets, machinery, equipment, vehicles, furniture, furnishings, inventory, and supplies to be used in the Business or make any capital expenditures in excess of $1,000,000 (provided that nothing herein shall prohibit the Company from taking actions, consistent with its past practices, to prepare for the 2003 pack (including entering into commitments to sell product or to acquire cans, raw products, boxes, and other items for the 2003 pack), or from taking actions or entering into commitments that do not materially affect the Company's business or from incurring capital expenditures and/or costs and expenses in connection with the Contemplated Actions which in all events shall not involve a contractual commitment extending beyond 12 months);

                    (x) not take any action with respect to, or make any material change in its accounting policies or procedures, except as may be required by changes in GAAP upon the advice of its independent accountants;

                    (xi) not amend its Certificate of Formation or Operating Agreement, issue any membership interest or other equity security or make any distributions;

                    (xii) not engage in any material transaction with Parent or any of its Subsidiaries or make any payments thereto other than payments of the nature described in SECTION 4(H)(X) of the Disclosure Schedule made in the ordinary course of business consistent with past practices or as specifically required by this Agreement;

                    (xiii) not without the consent of the Buyer enter into any agreement of any nature whatsoever that would impose on the Company and/or the Buyer any liability or obligation or commitment of any nature whatsoever with any certified bargaining representative of any of the employees who work for or in connection with the business if such liability or obligation or commitment would exist after the Closing, except the Company shall be free to fulfill any legal obligation it has to negotiate with such certified bargaining representative, provided it obtains the consent of the Buyer to any agreements that are made before the Company makes any commitments that will be binding on the Company and/or the Buyer after the Closing; or

                    (xiv) not authorize or enter into any commitment with respect to any of the matters described in (VII)-(XIII) above.

               (d) ACCESS.

                    (i) Subject to the last sentence of SECTION 6(D)(II), the Seller will permit, and Parent and Seller will cause the Company to permit, representatives of the Buyer, upon providing reasonable advance notice, to have access at all reasonable times during normal business hours, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including tax records, financial records of the Company from the Company's accountants, and environmental surveys, studies, and reports), contracts, and documents of or pertaining to the Business; provided, however, that, to the extent that the Buyer conducts any environmental review of the Owned Real Property or the Leased Real Property, such review shall be conducted, at the Buyer's sole expense, in accordance with a mutually acceptable site access and confidentiality agreement among the Parties, and only after the prior approval of the Seller and Parent, and shall not include, without the Seller's and Parent's prior approval, any drilling or sampling (with all such prior approvals by Seller and Parent not to be unreasonably withheld, conditioned or delayed). The Seller shall have the option, but not the obligation, to receive copies of all non-privileged reports generated or data collected by the Buyer or its representatives in conducting any environmental review of the Owned Real Property or the Leased Real Property, and upon the Seller's request, the Buyer shall have the obligation to provide the Seller with copies of all non-privileged reports generated or data collected by the Buyer or its representatives in conducting any environmental review of the Owned Real Property or the Leased Real Property. The information to be provided to the Buyer hereunder shall include (i) the Company's audited financial statements for the calendar year period ended December 31, 2002 as soon as such audited financial statements are available, and (ii) the Company's unaudited monthly financial statements for each month of the current calendar year as soon as reasonably practicable after such financial statements are available.

                    (ii) Any and all information (which shall be deemed to include, without limitation, all environmental surveys, studies, and reports) that the Buyer receives from Parent or the Seller shall be subject in all respects to strict compliance with the terms and conditions of the Confidentiality Agreement dated as of October 22, 2002 by and between Parent and the Buyer (the "CONFIDENTIALITY AGREEMENT"). In the course of the reviews contemplated by this SECTION 6(D), the Buyer will not use any of the information except as expressly permitted by the Confidentiality Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Parent or the Seller, as the case may be, all tangible embodiments (and all copies) of such information which are in its possession. Parent and the Seller shall be entitled to withhold Confidential Information or access from Buyer upon written advice of counsel that the disclosure of such Confidential Information to Buyer could result in the violation by Parent or the Seller of state or federal law or an applicable confidentiality agreement with a third party; and in such event, the Parties shall endeavor to agree upon such arrangements as are reasonably acceptable to the Parties and their counsel pursuant to which as much of such Confidential Information as can be lawfully provided to Buyer is so provided (which shall, in any event, include all information that is required to be disclosed under the provisions of SECTION 6(E) below).

               (e) SUPPLEMENTS TO DISCLOSURE SCHEDULE. If the Seller or Parent becomes aware of, or there occurs after the date of this Agreement, any fact or condition that constitutes a breach of any representation or warranty made by the Seller or Parent in SECTION 3 or SECTION 4 above that is qualified by materiality or a material breach of any representation or warranty made by the Seller or Parent in SECTION 3 or SECTION 4 above that is not so qualified, or if any fact or condition, either currently existing or hereafter occurring, requires any material change in the Disclosure Schedule delivered to the Buyer at the time of execution of this Agreement, the Seller or Parent will deliver to the Buyer at or before the Closing a supplement to the Disclosure Schedule specifying any needed change. The Buyer may terminate this Agreement pursuant to
SECTION 11(A)(III) following its receipt of any such supplement describing a fact or condition having a Material Adverse Effect but if the Buyer consummates the transactions contemplated by this Agreement following its receipt of any such supplement, the Buyer shall not be entitled to indemnification under
SECTION 9(B) for any matter described in any such supplement.

               (f) NO SOLICITATION. Unless this Agreement shall have been terminated pursuant to SECTION 11 below, neither Parent nor the Seller shall, directly or indirectly through any officer, director, employee, agent, affiliate, or otherwise, enter into any agreement, agreement in principle, or other commitment (whether or not legally binding) relating to a Competing Transaction or solicit, initiate, or encourage the submission of any proposal or offer from any person or entity relating to any Competing Transaction, nor participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate, or encourage, any effort or attempt by any other person or entity to effect a Competing Transaction. Parent and the Seller shall immediately cease any and all contacts, discussions, and negotiations with third parties regarding any Competing Transaction.

               (g) PRE-CLOSING TRANSACTIONS. Immediately prior to the Closing, Seller will contribute to the capital of the Company all accounts payable by the Company to Seller or any of its Affiliates, which shall be in an aggregate amount of not less than $10,000,000.

               (h) TAX MATTERS. The Seller shall cause any tax sharing agreement or other similar arrangements with respect to or involving the Company to be terminated as to the

Company on the Closing Date so that after the Closing Date, the Company shall not be bound thereby or have any liability thereunder for amounts due in respect to periods prior to or including the Closing Date.

               (i) TAX TREATMENT OF TRANSACTION. The Parent, Seller and Buyer agree that the transactions contemplated hereunder will be treated as an asset sale for federal income tax purposes.

               (j) DISTRIBUTION FROM MASTER PENSION BENEFIT TRUST. As promptly as practicable after the date of this Agreement, Chiquita Brands, Inc., a Subsidiary of Parent, will initiate an equitable separation of the assets of its master pension benefit trust into two trusts--one for the assets attributable to the Retirement Plan for Salaried Tropical Employees of Chiquita Brands, Inc. (a subsidiary of Chiquita Brands International, Inc.) and one for the assets attributable to the four Employee Pension Benefit Plans sponsored by the Company. Such separation of assets will be completed effective upon the Closing. In the division of the common investments of the master trust there shall be allocated, between the two separate trusts, assets having a fair market value at the time of separation equal to the value of the master trust assets identified with the respective plans the assets of which are being transferred to the separate trusts.

               (k) PHYSICAL INVENTORY. The Seller shall cause the Company to conduct a physical inventory count as of March 31, 2003 of inventory quantities on hand at all physical locations where the Company's inventory is located in accordance with the Company's past practices for physical inventory counts. The Buyer and its representatives may observe this physical inventory count and, to the extent that the Buyer reasonably deems necessary, make sample counts of inventory on hand and conduct other procedures as necessary to verify that inventory quantities are consistent with book inventory as of March 31, 2003. The Seller shall cause the Company to compile a cost valuation of the physical inventory count as of March 31, 2003 determined in accordance with the inventory cost by SKU contained in the 50 page inventory cost document dated December 23, 2002 previously provided by the Seller to the Buyer, and the recorded inventory balance in the Company's general ledger and inventory perpetual record systems as of March 31, 2003 shall be adjusted to the such valuation of the physical inventory count quantities as of March 31, 2003, after taking into consideration all appropriate reserves for obsolescence, surplus and damage. The Buyer shall reimburse the Seller for any incremental costs incurred by Parent, the Seller or (if the Closing does not occur) the Company in connection with the actions required by this SECTION 6(K).

               (l) PACK AGREEMENT. The Buyer shall, and the Seller shall cause the Company to negotiate in good faith and enter into the Pack Agreement on terms reasonably acceptable to both parties as promptly as possible after the execution hereof.

         7. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

               (a) GENERAL. In case at any time after the Closing any further action is necessary to carry out or give effect to the purposes of this Agreement each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under SECTION 9 below).

               (b) LITIGATION SUPPORT; BUSINESS RECORDS.

                    (i) In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (A) any transaction contemplated under this Agreement or (B) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties shall cooperate with such Party and its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under SECTION 9 below).

                    (ii) The Buyer acknowledges that business records of the Company relating to the operations of the Business prior to the Closing will be retained by the Company and that Parent and the Seller may from time to time require access to or copies of such records in connection with tax matters, litigation claims, and other matters arising with respect to the operations of the Company prior to the Closing. The Buyer agrees that, upon reasonable prior notice from Parent and/or the Seller, the Buyer will, during normal business hours, provide, and cause the Company to provide, Parent and/or the Seller with access to (including office space), and (at Parent's expense) copies of, such records for such purposes. The Seller and Parent agree to hold any confidential information so provided in confidence and to use such information only for the purposes described above. In addition to the provisions of SECTION 10(G)(I) below, the Buyer agrees that it will not, and will not permit the Company to, within seven (7) years after the Closing, destroy any material records of the Business prepared prior to the Closing without first notifying Parent and affording it the opportunity to remove or copy them.

               (c) INSURANCE. Effective as of the Closing, the Parties acknowledge and agree that the Company's current insurance coverages (all of which are provided under a comprehensive insurance program maintained by Parent and its Affiliates) and self-insurance programs will terminate, and the Buyer shall be required to obtain and maintain new insurance coverages for the Company and the Company's assets and activities; provided, that nothing in this Agreement shall preclude or limit the Buyer's or the Company's right to tender to Parent's insurance carriers claims relating to events arising prior to the Closing Date or to tender incurred but not yet reported claims as of the Closing Date. Parent and the Seller agree to cooperate with the Buyer and the Company in submitted any such claims relating to events arising prior to the Closing Date. The Buyer will cause the Company from and after the Closing, to continue to reimburse Parent and the Seller for claims payments made to GAB Robins, North America, a third party claims administrator for the insurer, or otherwise for amounts paid by it in respect of workers' compensation, employer's liability, truck/automotive liability, general and product liability, employment practices liability, fiduciary liability and other claims against the Company that are within the deductible or self-insured amounts applicable to insurance programs covering the Company with respect to pre-Closing occurrences. Payments must be reimbursed to Parent or the Seller within thirty (30) days of any such payment made by either of them to GAB Robins,

North America or other claims administrator. Monthly loss data will continue to be provided by the Seller. The Company has a current listing of all reported claims. The Buyer will cooperate, and cause the Company to cooperate, with the Seller, its insurers and third party administrators with respect to claims arising prior to the Closing.

               (d) USE OF "CHIQUITA" TRADEMARK. The Company shall be permitted to use the "Chiquita" trademark only on canned goods existing in its inventory, and with respect to any labels existing in its inventory, until such time as the Company has disposed of such inventory, provided that the Buyer shall cause the Company to discontinue use of such labels as promptly as commercially practicable. The Company shall have three (3) months after the Closing Date to remove and dispose of any "Chiquita" signage located at any of its facilities. As promptly as practicable after the Closing, the Buyer shall change the name of the Company to a name not including "Chiquita" or any derivation or variation thereof.

         8. CONDITIONS TO OBLIGATION TO CLOSE.

               (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                    (i) the representations and warranties set forth in SECTIONS 3 and 4 that are qualified with reference to materiality shall be true and correct (without giving effect to any supplement to the Disclosure Schedule as provided under SECTION 6(E) above), and the representations and warranties that are not so qualified shall be true and correct in all material respects (without giving effect to any supplement to the Disclosure Schedule as provided under
SECTION 6(E) above), at and as of the Closing Date, provided that, for purposes of this SECTION 8(A)(I), the amount specified in SECTION 4(H)(V) shall be $1,000,000.

                    (ii) Parent and the Seller shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

                    (iii) there shall not be any injunction, judgment, order, decree or ruling in effect preventing consummation of any of the transactions contemplated by this Agreement, and there shall be no pending action or proceeding brought by a governmental authority seeking to enjoin any of the transactions contemplated by this Agreement;

                    (iv) Parent and the Seller shall have delivered to the Buyer a certificate signed by officers of each to the effect that each of the conditions specified above in SECTION 8(A)(I)-(III), as applies separately with respect to each of Parent and the Company, to the knowledge of such officers, is satisfied in all respects;

                    (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                    (vi) the consents, releases and permits set forth on SECTION 8(A)(VI) of the Disclosure Schedule shall have been obtained;

                    (vii) the Buyer shall have received: (A) duly executed originals of the Ancillary Agreements; and (B) current certificates of good standing from Parent's and the Company's jurisdictions of organization, resolutions of their respective Boards of Directors or Managers (certified by an officer of Parent or the Seller, as applicable) authorizing the execution and delivery of this Agreement and other documents and agreements contemplated hereby and consummation of the transactions contemplated hereby and thereby, and
(C) an incumbency certificate of the officers of Parent and the Seller executing any or all of this Agreement or any documents or agreements executed in connection herewith or therewith; and

                    (viii) all actions to be taken by Parent and the Seller in connection with consummation of the transactions contemplated hereby shall have been completed to the reasonable satisfaction of the Buyer.

The Buyer may waive any condition specified in this SECTION 8(A) if it executes a writing so stating at or prior to the Closing. The Parties specifically agree that it shall not be a condition to the Buyer's obligations that the Buyer shall have obtained any financing necessary for it to consummate the transactions contemplated by this Agreement..

               (b) CONDITIONS TO OBLIGATION OF THE PARENT AND SELLER. The obligations of the Seller and Parent to consummate the transactions to be performed by Parent and the Seller in connection with the Closing are subject to satisfaction of the following conditions:

                    (i) the representations and warranties set forth in SECTION 5 that are qualified with reference to materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, at and as of the Closing Date;

                    (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                    (iii) there shall not be any injunction, judgment, order, decree or ruling in effect preventing consummation of any of the transactions contemplated by this Agreement, and there shall be no pending action or proceeding brought by a governmental authority seeking to enjoin any of the transactions contemplated by this Agreement;

                    (iv) the Buyer shall have delivered to the Seller a certificate signed by one of its officers to the effect that each of the conditions specified above in SECTION 8(B)(I)-(III), to the knowledge of such officer, is satisfied in all respects;

                    (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                    (vi) the consents, releases and permits set forth on SECTION 8(A)(VI) of the Disclosure Schedule shall have been obtained;

                    (vii) Parent and the Seller shall have received: (A) a duly executed original of the Ancillary Agreements; and (B) a current certificate of good standing from the Buyer's jurisdiction of organization, resolutions of the Buyer's Board of Directors (certified by an officer of the Buyer) authorizing the execution and delivery of this Agreement and other documents and agreements contemplated hereby and consummation of the transactions contemplated hereby and thereby, and (C) an incumbency certificate of the officers of the Buyer executing any or all of this Agreement or any documents or agreements executed in connection herewith or therewith;

                    (viii) the Seller shall have received (A) an agreement substantially in the form of EXHIBIT C hereto executed by the Carl Marks shareholders and the Buyer amending their registration rights so as to avoid any conflict with the rights of the Seller under the Registration Rights Agreement, and (B) the Seller shall have received Subordination Agreements executed by the shareholders of the Buyer named therein; and

                    (ix) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby shall have been completed to the reasonable satisfaction of Parent and the Seller.

The Seller may waive any condition specified in this SECTION 8(B) if it executes a writing so stating at or prior to the Closing.

         9. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION.

               (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The covenants contained in this Agreement shall survive the Closing Date without limitation. The representations and warranties contained herein shall survive the Closing Date for a period of two (2) years; PROVIDED that the representations and warranties contained in SECTION 4(J) shall survive until the expiration of all applicable statutes of limitations, and the representations and warranties contained in SECTION 4(P) shall survive for a period of seven (7) years and six
(6) months. Any matter as to which a claim has been asserted by notice to the other party received before such date that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by SECTION 9 notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

               (b) INDEMNIFICATION BY THE SELLER AND PARENT. Parent and the Seller, jointly and severally, shall defend, indemnify, and hold harmless the Buyer and the Company, each of their successors and assigns and each of their officers, directors, shareholders, affiliates, employees, and agents (collectively, the "BUYER INDEMNITEES") from and against any and all Losses (including those incurred in connection with the defense or prosecution of an indemnifiable claim and those incurred in connection with the enforcement of this provision) (collectively, "BUYER LOSSES") caused by, based upon, resulting from, or arising out of:

                    (i) any breach of a representation or warranty hereunder (as supplemented as permitted by SECTION 6(E)) on the part of Parent or the Seller;

                    (ii) any failure by Parent or the Seller to perform or otherwise fulfill any covenant, provision, undertaking, or other agreement or obligation of it hereunder;

                    (iv) any liability of the Company or the Buyer arising under or with respect to (A) any ERISA Affiliate Pension Plan, (B) any ERISA Affiliate Health Plan, (C) Parent's Capital Accumulation Plan or (D) Parent's Deferred Compensation Plan; and

                    (v) any and all actions, suits, proceedings, claims, and demands incident to any of the foregoing or such indemnification.

               (c) INDEMNIFICATION BY THE BUYER. The Buyer shall defend, indemnify, and hold harmless Parent and the Seller, each of their successors and assigns and each of their officers, directors, shareholders, affiliates, employees, and agents (collectively, the "PARENT INDEMNITEES") from and against any and all Losses (including those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) (collectively, "PARENT LOSSES"), caused by, based upon, resulting from, or arising out of:

                    (i) any breach of a representation or warranty hereunder on the part of the Buyer;

                    (ii) any failure by the Buyer to perform or otherwise fulfill any covenant, provision, undertaking, or other agreement or obligation of it hereunder;

                    (iii) any inspections or test of, or the entry onto, any Owned Real Property or Leased Real Property by the Buyer or its representatives and agents prior to Closing;

                    (iv) any use by the Company after the Closing of the name "Chiquita" in any form or any "Chiquita" trademark, including without limitation any such use permitted by SECTION 7(D); and

                    (v) any and all actions, suits, proceedings, claims, and demands incident to any of the foregoing or such indemnification.

               (d) PROCEDURE FOR CLAIMS BY THIRD PARTIES.

                    (i) The rights and obligations of a party claiming a right to indemnification hereunder (each, an "INDEMNITEE") from a party to this Agreement (each, an "INDEMNITOR") in any way relating to a third party claim shall be governed by the following provisions of this SECTION 9(D):

                        (A) The Indemnitee shall give prompt written notice to the Indemnitor of the commencement of any claim, action, suit, or proceeding, or any threat thereof, or any state of facts which Indemnitee determines will give rise to a claim by the Indemnitee against the Indemnitor based on the indemnity agreements contained in this Agreement setting forth, in reasonable detail, the nature and basis of the claim and the amount thereof, to the extent known, and any other relevant information in the possession of the Indemnitee (a "NOTICE OF CLAIM"). The Notice of Claim shall be accompanied by any relevant documents in the possession of the Indemnitee relating to the claim (such as copies of any summons, complaint, or pleading which may have been served or any written demand or document evidencing the same). No failure to give a Notice of Claim shall affect, limit, or reduce the indemnification obligations of an Indemnitor hereunder, except to the extent such failure actually prejudices such Indemnitor's ability successfully to defend the claim, action, suit, or proceeding giving rise to the indemnification claim.

                        (B) In the event that an Indemnitee furnishes an Indemnitor with a Notice of Claim, then upon the written acknowledgment by the Indemnitor given to the Indemnitee within 30 days of receipt of the Notice of Claim, stating that the Indemnitor is undertaking and will prosecute the defense of the claim under such indemnity agreements and confirming that as between the Indemnitor and the Indemnitee, the claim covered by the Notice of Claim is subject to this SECTION 9 (without admitting responsibility to indemnify therefor) (an "INDEMNIFICATION ACKNOWLEDGMENT"), then the claim covered by the Notice of Claim may be defended by the Indemnitor, at the sole cost and expense of the Indemnitor; PROVIDED that the Indemnitee is authorized to file any motion, answer, or other pleading that may be reasonably necessary or appropriate to protect its interests during such 30 day period. However, in the event the Indemnitor does not furnish an Indemnification Acknowledgment to the Indemnitee, the Indemnitee may, upon written notice to the Indemnitor, assume the defense (with legal counsel chosen by the Indemnitee) and dispose of the claim, at the sole cost and expense of the Indemnitor. Notwithstanding receipt of an Indemnification Acknowledgment, the Indemnitee shall have the right to employ its own counsel in respect of any such claim, action, suit, or proceeding, but the fees and expenses of such counsel shall be at the Indemnitee's own cost and expense.

                        (C) The Parties agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such claim, action, suit, or proceeding. Subject to the Indemnitor furnishing the Indemnitee with an Indemnification Acknowledgment in accordance with SECTION 9(D)(I)(B), the Indemnitee shall cooperate with the Indemnitor and provide such assistance, at the sole cost and expense of the Indemnitor, as the Indemnitor may reasonably request in connection with the defense of any such claim, action, suit, or proceeding, including, but not limited to, providing the Indemnitor with access to and use of all relevant corporate records and making available its officers and employees for depositions, pre-trial discovery, and as witnesses at trial if required. In requesting any such cooperation, the Indemnitor shall have due regard for, and attempt not to be disruptive of, the business and day-to-day operations of the Indemnitee and shall follow the requests of the Indemnitee regarding any documents or instruments which the Indemnitee believes should be given confidential treatment.

                    (ii) The Indemnitor shall not make or enter into any settlement of any claim, action, suit, or proceeding which Indemnitor has undertaken to defend, without the Indemnitee's prior written consent (which consent shall not be unreasonably withheld or delayed), unless there is no obligation, directly or indirectly, on the part of the Indemnitee to contribute to any portion of the payment for any of the Losses, the Indemnitee receives a general and unconditional release with respect to the claim (in form, substance and scope reasonably acceptable to the Indemnitee), there is no finding or admission of any violation of law by, or material adverse effect on, any other material claim that may be made against, the Indemnitee.

               (e) PROCEDURE FOR CLAIMS BETWEEN THE PARTIES. Upon obtaining knowledge of a Loss that shall entitle an injured party to indemnification hereunder which does not arise from a third party claim, the injured party shall deliver a Notice of Claim to the indemnifying party. The Notice of Claim shall state in reasonable detail the nature and estimated amount of any such Loss giving rise to the right of indemnification hereunder. The Indemnitor shall have 30 days after receipt of a Notice of Claim to respond to such Notice of Claim stating whether or not it disputes its liability or the amount thereof, and the basis for any objection. If the indemnifying party fails to respond to such Notice of Claim within such 30 day period, the indemnifying party shall be deemed to have acknowledged its responsibility for such Loss, and in such event, or if the indemnifying party does not dispute its liability, then the indemnifying party shall pay and discharge any such Loss which is not contested within 45 days after receipt of such Notice of Claim. If the Indemnitor disputes its liability, then the Indemnitee reserves all its right to seek recovery from the Indemnitor pursuant to this Agreement, and Indemnitee reserves all of its defenses.

               (f) EXCLUSIVE REMEDY. The Buyer, Parent, and the Seller acknowledge and agree that the foregoing indemnification provisions in this
SECTION 9 shall be the exclusive remedy of the Buyer, Parent, and the Seller with respect to the transactions contemplated by this Agreement, other than for fraud.

               (g) LIMITS ON INDEMNIFICATION.

                    (i) Parent's and the Seller's obligation to indemnify for Buyer Losses under SECTION 9(B)(I) of this Agreement (A) shall accrue only if the aggregate of all such Buyer Losses exceeds One Million Dollars ($1,000,000) (the "SELLER BASKET") and then Parent shall be liable for all such Buyer Losses only to the extent that such Buyer Losses exceed such amount and (B) shall be limited in the aggregate to Forty Million Dollars ($40,000,000) (the "Cap").

                    (ii) The Buyer's obligation to indemnify for Parent Losses under SECTION 9(C)(I) above shall accrue only if the aggregate of all such Parent Losses exceeds One Million Dollars ($1,000,000) (the "BUYER BASKET") and then the Buyer shall be liable for all such Parent Losses only to the extent that such Parent Losses exceed such amount.

                    (iii) To the extent that any indemnified claim is covered by insurance held by an Indemnitee, then without limiting the other limitations set forth in this SECTION 9, such Indemnitee shall be entitled to indemnification hereunder only with respect to the amount of Losses that are in excess of the cash proceeds actually received by the Indemnitee pursuant to such insurance. If the Indemnitee receives such cash insurance proceeds, then the amount payable by the Indemnitor pursuant to such claim shall be reduced by the amount of such proceeds, whether such proceeds were received prior to or after the time such claim is paid. Each Party hereby agrees to file claims under any of its insurance policies covering claims to the same extent that such Party would normally file claims under its insurance policies in the ordinary course of business.

                    (iv) In no event shall Parent Losses or Buyer Losses include punitive, indirect or consequential damages (unless actually payable to a third party).

         10. TAX INDEMNIFICATION AND ALLOCATION.

               (a) THE SELLER'S TAX INDEMNITY; INDEMNIFICATION FOR TAX OBLIGATIONS. To the extent not reserved against in the Company's books and records at the Closing Date, Parent and the Seller jointly and severally, shall indemnify and hold harmless the Company and each of its respective officers, directors, employees, agents and successors and assigns, from and against all Taxes related to the Business or the Company including, without limitation, all assessments and adjustments from audits by Tax authorities (i) with respect to all periods ending on or prior to the Closing Date, (ii) with respect to any period beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date (such portion, as defined below, a "PRE-CLOSING PARTIAL PERIOD"), and (iii) of Parent, the Seller and any other entity which is or has been affiliated with Parent or the Seller or any of their Subsidiaries, as a result of Regulation section 1.1502-6(a) or otherwise due to the affiliated relationship. Parent and the Seller shall be entitled to any net refunds of Taxes (including interest thereon less any Taxes payable by the Company or any Subsidiary thereof and less the costs of collection) with respect to the periods described in clauses
(i) and (ii) above, as limited below.

               Parent and the Seller's indemnity obligations to pay Taxes under this Section 10(a) (whether arising before, on or after the Closing and whether paid with Tax Returns when due or as the result of audits or assessments) shall be after the application (only if required to be applied to the Tax being indemnified) of all applicable credits, loss deductions, allowances or exemptions related to the Company which credits, loss deductions, allowances or exemptions arose in the period ending on or prior to the Closing Date or in the Pre-Closing Partial Period and are available to reduce the Tax deficiency for which Parent or the Seller have an indemnification obligation(s). In addition to the foregoing, Parent and the Seller shall, jointly and severally, indemnify and hold harmless the Company from and against any and all attorneys' fees and expenses incurred by any of them with respect to the matters, as incurred, covered by such indemnity and/or the enforcement thereof.

               (b) BUYER'S INDEMNITY. The Buyer shall, and shall cause the Company to, jointly and severally, indemnify and hold harmless Parent and the Seller and each of its officers, directors, employees and agents and successors and assigns, from and against all (i) Taxes of the Company or related to the Business with respect to periods beginning after the Closing Date; and (ii) Taxes that are related to the operations of the Company with respect to any period beginning before the Closing Date and ending after the Closing Date but only with respect to Tax Liability accrued after the Pre-Closing Partial Period.

               (c) TRANSFER TAX LIABILITY. All sales, use or transfer taxes (excluding any income, capital gains or similar tax) arising as a result of the transactions described herein shall be paid by the Buyer or the Company.

               (d) TAX ALLOCATION BETWEEN PARTIAL PERIODS. For purposes of this Agreement, any Tax attributable to a period beginning before the Closing Date and ending after the Closing Date, shall be apportioned between the Pre-Closing Partial Period and the period following the Closing Date (a "POST-CLOSING PARTIAL PERIOD"), based on the actual activities, property owned, taxable income or taxable loss of the Company during such Pre-Closing Partial Period and such Post-Closing Partial Period.

               (e) FILING OF TAX RETURNS. To the extent permitted by law, Parent and the Seller shall include the Company, reflecting its activities up to and including the Closing Date, in the consolidated federal and consolidated, combined or unitary state income Tax Returns required to be filed by Parent, the Seller and their Affiliates for periods prior to and including the Closing Date (the "FINAL PRE-CLOSING INCOME TAX RETURNS"). The Buyer shall, and shall cause the Company to, prepare all Tax Returns, other than with respect to income Taxes, required to be filed by the Company after the Closing Date, provided that the Buyer and Company shall not incur liability to the Seller or Parent for any inadvertent failure to prepare any state and local Tax Returns which, in the aggregate, are immaterial.

               The Buyer and the Company shall prepare and file such Tax Returns (other than those with respect to income Taxes) on a basis consistent with past practices and shall not make or change any election applicable to the Company without Parent's written consent.

               (f) POST-CLOSING AUDITS AND OTHER PROCEDURES.

                    (i) Parent and the Seller, on the one hand, and the Buyer and the Company, on the other hand, agree to give prompt notice to each other of any proposed adjustment to Taxes for periods ending on or prior to the Closing Date or any Pre-Closing Partial Period.

                    (ii) Parent and the Seller shall have the right to (i) control the conduct of any audit, proceeding or controversy that involves Tax liability for which Parent or the Seller must indemnify the Company under
SECTION 10(A) reported on a Tax Return prepared by Parent, the Seller or the Company and (ii) Parent or the Seller may settle any such audit, proceedings or controversy described in clause (i).

                    (iii) The Buyer and the Company shall have the right to control, negotiate, settle and/or dispute any audits, proceedings or controversy not described in SECTION 10(F)(II).

               (g) COOPERATION.

                    (i) Parent and the Seller, on the one hand, and the Buyer and the Company, on the other hand, hereby agree to make available to the other party for inspection and copying all books of accounts, records, and supporting records and data as may be necessary for the other to file or lodge any Tax Return or other reports required by any government body or to support any Tax Return or report or audit related to the operations of the Company before, or arising out of, the Closing and the transactions occurring pursuant to the Agreement. The obligation to retain records and make them available shall continue until the expiration of the statutory period of limitation for the assessment of Taxes shall have closed in respect of periods for which the records shall have been retained but in no event sooner than seven (7) years from the Closing Date.

                    (ii) Buyer and the Company hereby acknowledge that Parent and the Seller will be required to file certain Tax Returns and reports concerning the Company with the United States Internal Revenue Service and with the various states. Such Tax Returns and reports may include full year information for any partial year that the Seller owned issued membership interests or stock of the Company. Such information shall include, but is not limited to, Closing Date financial statements and the so-called "T" schedules customarily required by Parent's Tax Department for the year of the Closing both as of the Closing Date and, if requested by Parent's Tax Department in writing, full year "T" schedules.

                    (iii) Parent and the Seller, on the one hand, and Buyer and the Company (as the case may be), except as expressly provided otherwise herein, on the other hand, shall each be responsible for their own costs and expenses incurred or arising as a result of the performance of their respective obligations under this SECTION 10.

                    (iv) Notwithstanding anything to the contrary herein, in accordance with the "Alternative Procedure" set forth in Section 5 of the Internal Revenue Procedure 96-60, 1996-2 CB 399, the Buyer and the Company agree that Parent and the Seller shall be relieved of their duty to furnish Internal Revenue Service Forms W-2 to those employees of the Company, who become or remain employees of the Company after the Closing Date, and that the Company or its successors shall complete such Forms W-2 for the entire calendar year of 2002. All salaries, wages or other sums paid to such employees by the Seller, or its successors and all relating withholdings of taxes and other items reported on the Forms W-2 shall, for purposes of reporting on the Forms W-2, be deemed to have been paid by the Company or its successors.

               (h) NO DUPLICATIVE RECOVERY. To the extent that Parent and the Seller have an obligation to indemnify the Buyer under this SECTION 10, the amount paid related to Taxes as required by the indemnification obligations set forth in this Section shall not be treated as Buyer Losses for which Parent and the Seller have an indemnification obligation under SECTION 9(B) hereof.

         11. TERMINATION.

               (a) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

                    (i) the Buyer, Parent, and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                    (ii) the Buyer may terminate this Agreement by giving written notice to Parent and the Seller at any time prior to the Closing (A) in the event Parent or the Seller has breached any representation, warranty, or covenant contained in this Agreement that is qualified by materiality or any other representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified Parent and the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, (B) in the event the Buyer exercises its rights under the provisions of Section 6 (e) above, (C) if the Closing shall not have occurred on or before July 31, 2003, by reason of the failure of any condition precedent under SECTION 8(A) above (unless the failure results from the Buyer's breaching any representation, warranty, or covenant contained in this Agreement) or (D) if the Indebtedness under the Credit Facility is accelerated prior to the Closing and such acceleration is not rescinded prior to the later of the Closing and July 31, 2003; or

                    (iii) Parent or the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement that is qualified by materiality or any other representation, warranty, or covenant contained in this Agreement in any material respect, Parent or the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 31, 2003, by reason of the failure of any condition precedent under SECTION 8(B) above (unless the failure results from Parent's or the Seller's breaching any representation, warranty, or covenant contained in this Agreement) or by reason of the failure of the Buyer to obtain all financing necessary for it to consummate the transactions contemplated by this Agreement.

               (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to SECTION 11(A) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach, including a breach caused by the failure of the Buyer to obtain all financing necessary for it to consummate the transactions contemplated by this Agreement); provided that the confidentiality provisions contained in SECTION 6(D) above shall survive termination.

         12. MISCELLANEOUS.

               (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of each of the other Parties; PROVIDED that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use reasonable efforts to advise the other Parties prior to making the disclosure, but such other Parties' written approval will not be necessary).

               (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

               (c) ENTIRE AGREEMENT. This Agreement (including the Exhibits, Schedules, and Annexes referred to herein and the Ancillary Agreements) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

               (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; PROVIDED that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates or to any lender providing financing for the transactions contemplated hereby as security (including any refinancings thereof), and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder.

               (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

               (f) HEADINGS. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

               (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (i) hand delivered, (ii) sent by a nationally recognized overnight courier for next business day deliver, or (iii) sent by confirmed facsimile transmission as follows:

If to Parent or the Seller:

      Chiquita Brands, Inc.
      250 East Fifth Street, 29th Floor
      Cincinnati, Ohio 45202
      Attention: Robert W. Olson, Esq., Senior Vice President & General Counsel
      Telephone: (513) 784-8804
      Facsimile: (513) 564-2925

With a copy to:

         Taft, Stettinius & Hollister LLP
         425 Walnut Street, Suite 1800
         Cincinnati, Ohio 45202
         Attention: Timothy E. Hoberg, Esq.
         Telephone: (513) 381-2838
         Facsimile: (513) 381-0205

If to the Buyer:

         Seneca Foods Corporation
         3736 South Main Street
         Marion, NY   14505
         Attention:  Kraig H. Kayser, President
         Telephone: (315) 926-8120
         Facsimile: (315) 926-8300

With a copy to:

         Jaeckle Fleischmann & Mugel, LLP
         800 Fleet Bank Building
         Buffalo, NY   14202
         Attention: William I. Schapiro, Esq.
         Telephone: (716) 843-3896
         Facsimile: (716) 856-0432

The date of giving of any such notice shall be as follows: if by hand delivery, on the date of delivery; if by courier service, on the next business day after delivery to the overnight courier service; or if by facsimile, on the date of confirmed facsimile transmission or, if such day is not a business day, on the next business day thereafter. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

               (h) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

                    (i) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT, OR PROCEEDING FOR THE

INTERPRETATION AND ENFORCEMENT HEREOF, OR ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT, OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTY AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES THAT PROVIDING PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 12(G) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

                    (ii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION, OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(H).

               (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, Parent, and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

               (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

               (k) EXPENSES. Each of the Buyer, Parent, and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. In addition, any professional costs or expenses incurred by the Company (including legal fees and expenses but excluding costs relating to the employment of regular employees of the Company) in connection with this Agreement and the transactions contemplated hereby shall be paid by the Parent or Seller.

               (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder unless the context requires otherwise. The word "including" shall mean including without limitation.

               (m) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits, Schedules, and Annexes identified in this Agreement are incorporated herein by reference and made a part hereof.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

                                          SENECA FOODS CORPORATION



                                          By:      /S/KRAIG H. KAYSER
                                                  ---------------------------
                                          Name:    KRAIG H. KAYSER
                                                  ---------------------------
                                          Title:   CEO AND PRESIDENT
                                                  ---------------------------



                                          CHIQUITA BRANDS INTERNATIONAL, INC.



                                          By:   /S/ CYRUS F. FREIDHEIM, JR.
                                                ---------------------------
                                          Name:   CYRUS F. FREIDHEIM, JR.
                                                ---------------------------
                                          Title:  CHAIRMAN OF THE BOARD AND
                                                  CHIEF EXECUTIVE OFFICER
                                                ---------------------------



                                          FRIDAY HOLDINGS, L.L.C.



                                          By:    /S/ ROBERT W. OLSON
                                                ---------------------------
                                          Name:   ROBERT W. OLSON
                                                ---------------------------
                                          Title: VICE PRESIDENT
                                                ---------------------------